UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
SCHEDULE 14A INFORMATION
____________________________________________
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to sec. 240.14a-12
____________________________________________
Avid Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)
 ____________________________________________

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.1
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF STOCKHOLDERS OF AVID TECHNOLOGY TO BE HELD ON
MAY 17, 2021
The following supplement relates to the proxy statement (the “Proxy Statement”) of Avid Technology, Inc. (the “Company”), dated April 6, 2021, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 17, 2021. This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 30, 2021.

THE SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2021
Additional Information Regarding Participation at the Annual Meeting

HOW CAN I JOIN THE ANNUAL MEETING?
To allow greater participation and to protect the health and safety of our stockholders and employees, our Annual Meeting will be held virtually on May 17, 2021, at 10:30 a.m. ET. Stockholders may sign in to the virtual Annual Meeting starting at 10:15 a.m. ET via live webcast on the Internet by going to www.virtualshareholdermeeting.com/AVID2021. In order to register and attend the virtual Annual Meeting, you will need the control number included on your notice or proxy card voting instruction form or electronic notification. If you hold your shares through a securities broker (i.e., in “street name”), you should have received your notice or proxy card from your broker with your 16-digit control number. Only valid stockholders as of the record date, or their proxy holders, will be able to register for the meeting to participate and vote. The virtual Annual Meeting will begin at approximately 10:30 a.m. ET.
Stockholders are encouraged to login to the virtual Annual Meeting prior to the start time in order to leave enough time to confirm the connection is sufficient to access the virtual meeting site and to allow sufficient time to get familiar with the virtual meeting features.
If you encounter any difficulties during the check-in process, please contact a member of the support team at 844-986-0822 if you are located in the United States, or at 303-562-9302 if you are outside the United States. Technical assistance will be available starting 30 minutes before the Annual Meeting start time and throughout the Annual Meeting.

WILL THERE BE A QUESTION AND ANSWER SESSION?

Yes, as part of our virtual Annual Meeting, we will allow stockholders the opportunity to ask questions in a similar manner to an in-person meeting. Once you have entered the virtual Annual Meeting platform, you will be able to type and submit your questions by using the applicable field provided in the web portal before the polls close. You or your proxy holder may participate, vote and ask questions at the virtual Annual Meeting subject to our Annual Meeting rules and procedures. We will post the Rules for Conduct of Meeting to our Investor Relations website at https://ir.avid.com no later than one week prior to the Annual Meeting date of May 17, 2021, and will also make them available during the Annual Meeting through the virtual meeting platform. Only stockholders as of the record date or their proxy holders will be permitted to ask questions.
To make our virtual Annual Meeting more efficient, questions may be summarized and/or grouped topically for response and may also be omitted if inappropriate, not germane to the meeting agenda or in violation of any other rules and procedures. Any questions that comply with the Annual Meeting rules and procedures and are not addressed during the meeting will be published and answered as soon as practicable following the meeting on our Investor Relations website at https://ir.avid.com.

WILL I BE ABLE TO ASK QUESTIONS BEFORE THE ANNUAL MEETING?

Yes. If you have any questions, please email the Company at ir@avid.com. If you provide a valid 16-digit control number and your question is provided in advance of the Annual Meeting and is an appropriate Annual Meeting matter, then we will answer your question during the Q&A session of the Annual Meeting. Any questions that comply with the Annual Meeting rules and procedures and are not addressed during the meeting will be published and answered as soon as practicable following the meeting on our Investor Relations website at https://ir.avid.com.

HOW DO I INSPECT THE LIST OF STOCKHOLDERS OF RECORD?

    A list of stockholders of record as of March 18, 2021 will be available for inspection by stockholders during the annual meeting. You may access the list during the meeting by visiting www.virtualshareholdermeeting.com/AVID2021 and entering your 16-digit control number and clicking “Registered Shareholders List” on the meeting website.
    Please direct any questions to Whit Rappole, Vice President of Corporate Development and Investor Relations, 75 Network Drive, Burlington, MA 01803. Please call (978) 275-2032 or email ir@avid.com.

WHAT IF I HAVE TECHNICAL QUESTIONS?

A member of the technical support team will be available to assist stockholders with any difficulties accessing or participating in the virtual Annual Meeting starting at 10:15 a.m. ET on May 17, 2021 through the conclusion of the meeting. If you encounter any difficulties during the check-in process, please contact a member of the support team at 844-986-0822 if you are located in the United States, or at 303-562-9302 if you are outside the United States. Technical assistance will be available starting 30 minutes before the Annual Meeting start time and throughout the Annual Meeting.